Exhibit 2.1


                              ACQUISITION AGREEMENT

     JRE, Inc., a New York corporation, (hereinafter sometimes called "JRE" or "Buyer"), and Cyper Entertainment, Inc., a Korean corporation (hereinafter called "CYPER"), and the shareholder(s) of CYPER who have executed this Agreement by execution of Schedule A hereto, and who in the aggregate own 100% of the outstanding Shares of CYPER (hereinafter sometimes collectively called Shareholder(s) and individually called Shareholder), agree as follows:

                                   ARTICLE 1.
                             PLAN OF REORGANIZATION

                                  Plan Adopted

     Section 1.01. A plan of reorganization of JRE and CYPER, pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, is hereby adopted as follows:

          (a) At the Closing, Shareholder(s) will transfer to JRE, the number of shares of capital stock of CYPER set forth opposite his (her) name in Schedule A attached, which will constitute in the aggregate 100% of the issued and outstanding shares of capital stock of CYPER (hereinafter the "Shares").

          (b) At the Closing, Shareholder(s) will deliver certificates, fully executed and in form for transfer, to JRE, evidencing the Shares.

          (c) At the Closing, in exchange for the Shares so transferred by Shareholder(s), JRE will cause to be delivered to Shareholder(s) the number of shares of common stock of JRE set forth opposite the name of each Shareholder(s) in Schedule A attached hereto.

                      Shares Outstanding After Acquisition

     Section 1.02. Upon consummation of this exchange, there will be a total of 14,960,250 common shares of JRE outstanding, of which 4,960,250 shares (33%), will be held by the old shareholders of JRE, and 10,000,000 shares (67%), will be owned by the exchanging Shareholders of CYPER. JRE will own 100% of the outstanding shares of CYPER.

                                  Closing Date

     Section 1.03. Subject to the conditions precedent set forth herein to the obligations of the parties to consummate the transaction, the plan of reorganization shall be consummated at the offices of Steven L. Siskind, counsel to JRE, 645 Fifth Avenue, Suite 403, NY, NY 10022 on or before June 30, 2003, at 10 a.m., or such other place and time as may be fixed by mutual consent of the parties. The date of such consummation is the "closing date" referred to herein.

                                   ARTICLE 2.
                         COVENANTS, REPRESENTATIONS, AND
                               WARRANTIES OF CYPER

                           Legal Status of Corporation

     Section 2.01. CYPER is a corporation duly organized, validly existing, and in good standing under the laws of the Republic of South Korea, with corporate power to own property and carry on its business as it is now being conducted, and is duly qualified to transact business in the Republic of Korea, the only jurisdiction in which it presently conducts business.

                                  Subsidiaries

     Section 2.02. CYPER has no subsidiaries and no interests in any other corporation.

                                 Capitalization

     Section 2.03. CYPER has an authorized capitalization of 20,000,000 Shares, each of $0.001 par value, of which 1,235,000 Shares are validly issued and outstanding, fully paid and nonassessable. CYPER has no obligation of any kind to issue any additional capital stock or other securities, and has no other outstanding securities.

                        Status of Shares Being Delivered

     Section 2.04. The shares of Common Stock of CYPER to be delivered pursuant to this plan and agreement of reorganization by Shareholders will be validly issued, fully paid, and nonassessable voting shares.

                                 CYPER Documents

     Section 2.05. There are attached hereto as Exhibits, or supplied under previous cover the corporate Articles of Incorporation and Bylaws, for CYPER. All such documents are true copies of originals.

                   Performance Not Violative of any Instrument

     Section 2.06. The performance by Shareholders of their respective obligations under this Agreement will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which CYPER or any Shareholder is a party, or by the terms of which CYPER or any Shareholder is bound.

                               Material Contracts

     Section 2.07. Except as listed in Exhibits hereto, CYPER is not a party to or bound by any material, oral or written:

          (a)  Contract not made in the ordinary course of business.

          (b) Contract for the employment of any officer or employee or commitment for any special bonus, compensation, or severance pay.

          (c) Pension, profit sharing, retirement, or stock purchase plan with its employees or others.

     CYPER is not materially in default under any material contract or other instrument to which it is a party or by the terms of which it is bound.

                                   Litigation

     Section 2.08. There are no:

          (a)  Claims made or pending or threatened against or affecting CYPER.

          (b) Actions, proceedings, or investigations pending or threatened against or affecting CYPER in any court or before or by any federal, state, municipal, or other governmental agency or instrumentality.

          (c) Orders, writs, injunctions, or decrees of any court or any governmental agency or instrumentality against or affecting CYPER which might result in any material adverse change in its assets, business operations or conditions, financial or otherwise.

     CYPER is in compliance with all laws and regulations and all orders and decrees applicable to it or its business or assets.

                               At Date of Closing

     Section 2.09. From the date of this Agreement, through the date of Closing, CYPER shall not have:

          (a) Suffered any change in its financial condition or the operations of its business, materially and adversely affecting its properties, or the earning power thereof, nor suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or the earning power thereof.

          (b) Sold, exchanged, or otherwise disposed of any of its properties or any interest therein.

          (c) Except in the ordinary course of business, entered into any agreement or arrangement selling, exchanging, or otherwise disposing of any of its assets or granting any preferential or other right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of such assets or rights.

          (d) Discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities shown on its financial statement.

                                Approval of Board

     Section 2.10. The Board of Directors of CYPER, acting at a special meeting thereof called for the purpose, has duly approved the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by CYPER, and the performance thereof by CYPER. True copies of the resolution giving such authorization and approval have been given to JRE, and such authorization and approval have not since been altered, amended, or revoked.

                             Character of Statements

     Section 2.11. The information provided in this Agreement by CYPER may be used in a proxy statement, private placement memorandum or registration statement prepared by JRE in the future, and such information does not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and does not omit to state any material fact in order to make the statements therein not false or misleading.

             Preservation of and Access to Properties, Information,
                                  and Documents

     Section 2.12. From the date of this agreement until the closing date, CYPER will:

          (a) Except for depreciation through ordinary wear and tear, maintain and keep its properties in as good condition and working order as at present.

          (b) Preserve in full force to the extent consistent with best industry practices all its leases.

          (c) Operate or cause to be operated all of the properties in accordance with best industry practices.

          (d) Use its best efforts to perform all its obligations under contracts relating to or affecting the properties.

          (e) Exercise all due diligence in safeguarding and maintaining secure all trademarks, copyrights, formulas, trade secrets, confidential reports and data, and all other confidential data in its possession relating to its properties and business.

          (f) Use its best efforts to cure all title or other defects of any of its properties or intangible assets.

                         No Obligation for Broker's Fee

     Section 2.13. Except as set out in Exhibit 2.13 hereto, CYPER has not incurred any obligation or liability, contingent or otherwise, for a broker's or finder's fee in respect of the matters provided for in this agreement.

                                   ARTICLE 3.
                    COVENANTS, REPRESENTATIONS AND WARRANTIES
                            OF SHAREHOLDERS OF CYPER

                 Valid and Binding Agreement to Transfer Shares

     Section 3.01. This agreement has been duly executed and delivered by Shareholder(s) and is, (as to each of them), a valid agreement binding upon them in accordance with its terms. Shareholder(s) have full right and power to exchange, transfer, and deliver the shares of CYPER to be exchanged by them for shares of common stock of JRE, as provided in this Agreement, and on such exchange, transfer, and delivery, JRE will acquire good and marketable title to the shares of CYPER, free and clear of all voting or other trust arrangements, liens, encumbrances, equities, and claims whatsoever.

                           Acquisition for Investment

     Section 3.02. The Shares of common stock of JRE to be delivered pursuant to this Agreement are being acquired by Shareholders for investment and not with a view to or for sale in connection with any distribution thereof. Shareholders do not presently have any reason to anticipate any change in circumstances or any other particular occasion or event which would cause them to sell any of said Shares.

     Each of the Shareholders represents that he (or she) is an "Accredited Person", as defined by SEC rules and regulations, is sophisticated and able to fend for himself, and able and qualified to make his own investment decisions.

                          Restriction on Sale of Shares

     Section 3.03. Unless at the time a registration statement is in effect under the Securities Act of 1933 covering the Shares of common stock of JRE delivered hereunder, or an exemption from registration available, Shareholders will not offer for sale, sell, or otherwise dispose of the Shares under circumstances which would require the registration thereof under such act.

                                   ARTICLE 4.
                   COVENANTS, REPRESENTATIONS, AND WARRANTIES
                                     OF JRE

                           Legal Status of Corporation

     Section 4.01. JRE is a corporation duly organized, validly, existing, and in good standing under the laws of the State of New York, with corporate power to own property and carry on its business as it is now being conducted, and is duly qualified to transact its business and is in good standing under the laws of the State of New York, the only state in which it is presently conducting its business.

                                  Subsidiaries

     Section 4.02 JRE has no subsidiaries and no interests in any other corporation.

                                 Capitalization

     Section 4.03. JRE has an authorized capitalization of 100,000,000 Common Shares. At the close of business on April 30, 2003, there were outstanding 4,960,250 shares of JRE's Common Stock. JRE has no other securities outstanding and JRE has no obligation of any kind to issue any additional capital stock warrants, options, stock rights or other securities.

                        Status of Shares Being Delivered

     Section 4.04. The shares of Common Stock of JRE to be delivered pursuant to this plan and agreement of reorganization to Shareholders will be validly issued, fully paid, and nonassessable voting shares.

                                  JRE Documents

     Section 4.05. There are attached hereto as Exhibits or supplied under separate cover, the corporate Articles of Incorporation and Bylaws, for JRE. All such documents are true copies of originals.

                   Performance Not Violative of any Instrument

     Section 4.06. The performance by JRE of its obligations under this agreement will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which JRE is a party, or by the terms of which JRE is bound.


                                JRE Shareholders

     Section 4.07. At the closing JRE will have approximately 40 shareholders of record, out of which 35 shareholders will hold in the aggregate 619,000 shares of free trading stock, and 5 shareholders will hold 4,341,250 shares of restricted stock.

                               Material Contracts

     Section 4.08. Except for this Agreement or as disclosed in Exhibit 4.08 hereto, JRE is not a party to or bound by any material, oral or written:

          (a)  Contract not made in the ordinary course of business.

          (b) Contract for the employment of any officer or employee or commitment for any special bonus, compensation, or severance pay.

          (c) Pension, profit sharing, retirement, or stock purchase plan with its employees or others.

     JRE is not materially in default under any material contract or other instrument to which it is a party or by the terms of which it is bound.

                                   Litigation

     Section 4.09. There are no:

          (a)  Claims made or pending or threatened against or affecting JRE.

          (b) Actions, proceedings, or investigations pending or threatened against or affecting JRE in any court or before or by any federal, state, municipal, or other governmental agency or instrumentality.

          (c) Orders, writs, injunctions, or decrees of any court or any governmental agency or instrumentality against or affecting JRE which might result in any material adverse change in its assets, business operations or conditions, financial or otherwise.

     JRE is in compliance with all laws and regulations and all orders and decrees applicable to it or its business or assets.

                           Acquisition for Investment

     Section 4.10. JRE is acquiring the shares of capital stock of CYPER for investment, and not with a view to or for sale in connection with any distribution thereof.


                              Financial Statements

     Section 4.11. JRE has delivered to CYPER the audited balance sheet of JRE as of October 31, 2002, and the related statements of income and retained earnings for the three years then ended, and a balance sheet as of January 31, 2003, and related statements of income and retained earnings for the four months then ended (attached hereto as Exhibit 4.11). All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of JRE as of the date indicated, and the results of operations for the periods then ended subject, however, in the case of the 2003 interim financial statements, to normal changes resulting from year-end closing of the books.

                       Activities Since Balance Sheet Date

     Section 4.12. Except as previously disclosed to CYPER in writing, since April 30, 2003, JRE has not:

          (a) Suffered any change in its financial condition or the operations of its business, materially and adversely affecting its properties, or the earning power thereof, nor suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or the earning power thereof.

          (b) Sold, exchanged, or otherwise disposed of any of its properties or ay interest therein.

          (c) Except in the ordinary course of business, entered into any agreement or arrangement selling, exchanging, or otherwise disposing of any of its assets or granting any preferential or other right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of such assets or rights.

          (d) Discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities shown on its balance sheet, including noncurrent liabilities so shown which have become current by the passage of time, and current liabilities incurred since that date in the ordinary course of business.

          (e) Except current liabilities incurred or obligations under contracts entered into in the ordinary course of business, incurred or agreed to incur any contractual obligation or liability, absolute or contingent.

          (f) Issued any stock, bonds, or other corporate securities, or any options with respect thereto.

          (g) Except to the extent consistent with past practice, granted any increase in the compensation of, or paid any bonus to, any employee.

          (h) Except in the ordinary course of business, waived any right or claim having value.

          (i) Declared or paid any dividends, or made, or agreed to make, any other distribution to any shareholder.

          (j) Mortgaged or pledged or, except in the ordinary course of business, subject to lien, charge, or any other encumbrance any of its assets, tangible or intangible.

          (k) Entered into any transaction or transactions the effect of which, considered as a whole, would be to cause its net ownership in any of its- properties to be materially less than it was at such date.

          (l) Except with respect to any such property as may have been abandoned, or quit claimed in the exercise of good business judgment in good faith, performed or omitted to perform any act or acts the effect of which consider as a whole would be to cause its net ownership in any of its interests to be materially less than it was at such date.

          (m) Sold, assigned, or transferred any trademarks, patents, copyrights, proprietary or trade secrets, or other intangible assets, provided however, that prior to closing, JRE shall transfer its website and trade name to its president, Jeffrey R. Esposito, for nominal consideration.

          (n) Had any labor troubles other than routine grievance matters, none of which is material.

          (o) Entered into any transaction other than in the ordinary course of business.

          (p) Made any expenditure for capital items, including construction and work-in-process, or investment in stock of or advances in any form to corporations or business firms in excess of $25,000.

                                      Taxes

     Section 4.13. The respective amounts set up as provisions for taxes on JRE's balance sheet of October 31, 2002 are sufficient for the payment of all unpaid federal, state, county, and local taxes JRE accrued for or applicable to the fiscal period ended on said date and all fiscal periods prior thereto. JRE has filed all federal, state, county, and other local tax returns which are required to be filed, and has paid, or made provision for the payment of all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by JRE.

                          Restriction on Sale of Shares

     Section 4.14. Unless at the time a registration statement is in effect under the Securities Act of 1933 covering the shares of common stock of CYPER received by JRE hereunder, or an exemption from registration available, JRE will not offer for sale, sell, or otherwise dispose of the shares under circumstances which would require the registration thereof under such act.

                                Approval of Board

     Section 4.15. The Board of Directors of JRE, acting at a special meeting thereof called for the purpose, has duly approved the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by JRE, and the performance thereof by JRE. True copies of the resolution giving such authorization and approval have been given to CYPER, and such authorization and approval have not since been altered, amended, or revoked.

                                    Dividends

     Section 4.16. Except with the prior written consent of CYPER, JRE shall not declare or pay any dividend, or stock dividend, or declare or make any other distribution to its shareholders, between this date and the closing.

                             Character of Statements

     Section 4.17. The information provided and to be provided by JRE and its officers and directors to the new officers and directors of JRE, pursuant to this Agreement may be used in a proxy statements, private placement memorandum, and registration statements prepared by JRE now or in the future, and such information does not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and does not omit to state any material fact in order to make the statements therein not false or misleading.

                         34 Act Company; Current Reports

     Section 4.18. JRE is a company whose common stock is validly registered under the Securities And Exchange Act of 1934. JRE has filed all reports under said Act required to be filed with the SEC and is "current" in all such filings. There are no material misstatements or omissions in the Reports so filed under said Act.

                                  Public Market

     Section 4.19. JRE's common stock is registered for trading on the National Association of Securities Dealers, Inc. ("NASD") Over-the-Counter Bulletin Board Market ("OTC; BB"), under the symbol, "JREN". JRE is in good standing on the OTCBB and a total of 5 market makers currently make market in its stock.

                          No Obligated for Broker's Fee

     Section 4.20. Except as set out in Exhibit 4.20 hereto, JRE has not incurred any obligation or liability, contingent or otherwise, for a broker's or finder's fee in respect of the matters provided for in this agreement.

                                   ARTICLE 5.
                               CONDITIONS TO CLOSE

                       Performance of Terms and Conditions

     Section 5.01.

          (a) All terms and conditions of this agreement to be performed by all parties on or before the closing date shall have been performed.

          (b) Certain non-affiliates (as such term is defined in the Securities Act of 1933, as amended) who have offered their shares of JRE for sale in the open market shall have sold shares for an aggregate sales price of $300,000, net of brokerage commissions, provided further, that if sales in such amount are not realized by June 30, 2003 then in such event, this Agreement shall automatically terminate and no party hereto shall have any obligation to any other party.

                            Resignations of Directors

     Section 5.02. On the closing date, the Board of Directors of JRE shall act to appoint Duk Jin Jang, Michael Chung and Jong Won Yoon as successor directors to the Board of Directors of JRE, and shall concurrently resign. Effective as of their date of resignation, the former officers and directors of JRE shall have no further involvement in the affairs of JRE and shall have no responsibility or liability for actions or inactions thereafter taken by JRE, and all actions taken by JRE pursuant to this Agreement, for the issuance of JRE shares to the Cyper Shareholders, shall be undertaken and performed by the successor directors and officers of JRE herein named.

The successor Board of Directors of JRE shall thereupon elect the following officers of JRE:

           Duk Jin Jang                       President,CEO and Director
           Michael Chung                      Secretary, Treasurer and Director
           Jong Won Yoon                      Vice-President, Director

                                   ARTICLE 6.
                           CONSUMMATION OF TRANSACTION

     Section 6.01. On the Closing Date, the Shares of Common Stock of JRE to be delivered pursuant to this plan and agreement of reorganization to Shareholders will be validly issued, fully paid, and nonassessable voting shares of JRE. As a result, the CYPER Shareholders upon consummation of this transaction, will own 10,000,000 common shares of the outstanding capital stock of JRE, and the original shareholders of JRE (and/or their successors) will hold 4,960,250 common shares of the outstanding capital stock of JRE.

                                   ARTICLE 7.
                         INTERPRETATION AND ENFORCEMENT

                                 Indemnification

     Section 7.01.

          (a) Each party hereto agrees to protect, defend, indemnify, and hold harmless the other party, its successors and assigns, against and in respect of all loss, damage, or expense occasioned by any breach by such indemnifying party of any of its representations, warranties, covenants, or agreements contained herein.

          (b) Each party hereto will indemnify and hold harmless the other party against and in respect of any claim for brokerage or other commission relative to this agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings claimed to have been made by such party with any third party.

          (c) Each party agrees to indemnify and hold harmless the other from any loss, damage, or expenses, including reasonable counsel fees, sustained or incurred by the other by reason of any claim asserted against the other as a result of the conduct of the indemnifying party, its officers or directors.

                                     Notices

     Section 7.02. Any notice or other communication required or permitted hereunder shall be properly given when deposited in the United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

          (a)  In the case of CYPER, to:

                           Cyper Entertainment, Inc.
                           Attention: Duk Jin Jang
                           Shindaebang-dong, 395-68
                           Nasan Suite Building, 4th Floor
                           Dongjak-gu, Seoul, Korea
                           Zip Code: 156-710

                           cc:      Warren Soloski, Esq.
                                    11300 West Olympic Blvd. Suite 800
                                    Los Angeles, CA 90064

and to such other person or address as CYPER may from time to time furnish.

          (b)  In the case of JRE, to:

                           JRE, Inc.
                           Jeffrey Esposito
                           57 Main Street
                           East Hampton, New York 11937

                           cc:       Steven L. Siskind
                          645 Fifth Avenue, Suite 403.
                                     NY, NY 10022

and to such other person or address as JRE may from time to time furnish to CYPER.

                         Entire Agreement; Counterparts

     Section 7.03. This instrument and the exhibits hereto contain the entire agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of facsimile counterparts, each of which shall be deemed an original, but such counterparts together constitute only one and the same instrument.

Executed effective as of May  , 2003

JRE, INC.,                                         CYPER ENTERTAINMENT, INC.,
A New York corporation                               A Korean corporation


By                                                By
   ----------------------------                      ---------------------------
   Jeffrey R. Esposito                                Duk Jin Jang
   Title: Chief Executive Officer                     Title: President and CEO


                                                      --------------------------
                                                      Duk Jin Jang,
                                                      Individually and
                                                      On behalf of the selling
                                                      shareholders listed on
                                                      Schedule A, pursuant to
                                                      Power of Attorney
                                       14

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                                   Schedule A

Undersigned, being the Shareholders who in the aggregate own 100% of the outstanding capital stock of Cyper Entertainment, Inc., by their signatures below, hereby execute the attached "Plan and Agreement of Reorganization by Exchange by JRE, Inc. of its voting stock for stock of Cyper Entertainment, Inc. in acquisition of 100% of Cyper Entertainment, Inc. Shares", and concurrently vote "For" said transaction as shareholders of CYPER. Undersigned represent that each is a Sophisticated Investor, and that each is an "Accredited Investor", as defined in SEC rules and regulations.

Mr. Duk Jin Jang representing by proxy each of the undersigned shareholders represents and warrants to JRE and to CYPER that they have full power and authority to execute this Agreement, and at the closing they have full power and authority to transfer all of their shares of CYPER to JRE, free and clear of all claims and encumbrances.

                                      Shareholder's List
 -----------------------------------------------------------------------------------------------
             Name               S.I. Number            JRE            Percentage    Cyper Shares
 -----------------------------------------------------------------------------------------------
         Duk Jin Jang         700520-1473511          2,907,980           0.291        399,040
 -----------------------------------------------------------------------------------------------
         So Hyang Yu          420510-2058345             221,538          0.022         30,400
 -----------------------------------------------------------------------------------------------
       Gyeong Seok Seo        631010-1573318             218,623          0.022         30,000
 -----------------------------------------------------------------------------------------------
         Se Jin Chang         720430-1473514             155,709          0.016         21,367
 -----------------------------------------------------------------------------------------------
        Mi Yeong Jung         710715-2649016             175,387          0.018         24,067
 -----------------------------------------------------------------------------------------------
        Neung Sang Kim        720615-1473717             145,749          0.015         20,000
 -----------------------------------------------------------------------------------------------
         Sun Hui Kim          601018-2066718             145,749          0.015         20,000
 -----------------------------------------------------------------------------------------------
 1       Su Jin Chang         681005-1473545             145,749          0.015         20,000
 -----------------------------------------------------------------------------------------------
        Jong Won Yoon         731009-1411212             145,749          0.015         20,000
 -----------------------------------------------------------------------------------------------
         Seok Woo Kim         641225-1123214              89,876          0.009         12,333
 -----------------------------------------------------------------------------------------------
         Won Seok Yu          530605-1636716              43,725          0.004          6,000
 -----------------------------------------------------------------------------------------------
         Eun Joo Kim          630527-2642626              34,437          0.004          5,000
 -----------------------------------------------------------------------------------------------
       Byeong Joo Choi        560119-1535224              36,437          0.004          5,000
 -----------------------------------------------------------------------------------------------
            Suk An            650327-2480213              14,575          0.001          2,000
 -----------------------------------------------------------------------------------------------
        Gyu Hyeon Lee         440529-1079717               7,287          0.001          1,000
------------------------------------------------------------------------------------------------
 2      Gang Deok Kim         680301-1121610              20,405          0.002          2,800
------------------------------------------------------------------------------------------------
       Hyeon Cheol Park       730715-1026211              15,304          0.002          2,100
 -----------------------------------------------------------------------------------------------
         Sang Won Kim         680513-1249416              13,846          0.001          1,900
 -----------------------------------------------------------------------------------------------
       Gyeong Hun Lim         690906-1057315              13,846          0.001          1,900
 -----------------------------------------------------------------------------------------------
         Sun Ho Hong          680814-1470682              11,660          0.001          1,600
 -----------------------------------------------------------------------------------------------
         Sun Ae An            780415-2256212               7,287          0.001          1,000
 -----------------------------------------------------------------------------------------------

                                                   15




        Young Dea Bang        760114-1055625               7,287           0.001         1,000
------------------------------------------------------------------------------------------------
        Gwang Hoi Kim         720123-1144212               5,101           0.001           700
------------------------------------------------------------------------------------------------
        Hyoki Chung              117-563-056             500,000           0.050
------------------------------------------------------------------------------------------------
        Jae Hyun Chung           488-895-715             200,000           0.020
------------------------------------------------------------------------------------------------
        Joo Hyun Chung           495-499-097             300,000           0.030
------------------------------------------------------------------------------------------------
        Bong Geun Kim         610114-1551113             145,749           0.015        20,000
------------------------------------------------------------------------------------------------
 3       Heon In Lee          570901-1042416             116,599           0.012        16,000
------------------------------------------------------------------------------------------------
          In Ok Kim           621001-2018011              96,194           0.010        13,200
------------------------------------------------------------------------------------------------
        Kyeong Jung Choi       540904-2051718             72,874           0.007        10,000
------------------------------------------------------------------------------------------------
        Gyu Yong Jung         590716-1164714              72,874           0.007        10,000
------------------------------------------------------------------------------------------------
        Hyeon Chu Kim         570511-1024919              32,065           0.003         4,400
------------------------------------------------------------------------------------------------
      Chin Kwon Jeong         490128-1030148           1,756,774           0.176       241,068
------------------------------------------------------------------------------------------------
        Kun Yeoul Choi        481003-1051816             116,599           0.012        16,000
------------------------------------------------------------------------------------------------
 4       Woon Seon Paek        490411-1041711             67,045           0.007         9,200
------------------------------------------------------------------------------------------------
         Yong Jun Kim         551021-1063411              55,385           0.006         7,600
------------------------------------------------------------------------------------------------
         Kook Do Han          470914-1042317              36,437           0.004         5,000
------------------------------------------------------------------------------------------------
        Hyeong Don Kim        340324-1642619              29,150           0.003         4,000
------------------------------------------------------------------------------------------------
         Geon Ho Lee          630523-1802913             154,858           0.015        21,250
 -----------------------------------------------------------------------------------------------
         Jae Gi Jang          591015-1673815             100,202           0.010        13,750
 -----------------------------------------------------------------------------------------------
  6       Min Seo Gu          630630-1896317              45,547           0.005         6,250
 -----------------------------------------------------------------------------------------------
         Jang Han Lee         551029-1821311              36,437           0.004         5,000
 -----------------------------------------------------------------------------------------------
        Yyang Sun Jang        540615-2055628              27,328           0.003         3,750
------------------------------------------------------------------------------------------------
         Il Hong Min          700919-1037429              58,300           0.006         8,000
 -----------------------------------------------------------------------------------------------
         Sang Yong Lee        490804-1019227              36,437           0.004         5,000
 -----------------------------------------------------------------------------------------------
        Hyeong Sun Hwang      671013-1029722              33,522           0.003         4,600
 -----------------------------------------------------------------------------------------------
  7      Gyeong Tae Kim       510203-1030110              21,862           0.002         3,000
 -----------------------------------------------------------------------------------------------
          Jae Han Ryu         661025-1548015              14,575           0.001         2,000
 -----------------------------------------------------------------------------------------------
         Yong Chan Kim        691111-1480321              14,575           0.001         2,000
 -----------------------------------------------------------------------------------------------
          Jae Chang Yu        641026-1055235               7,287           0.001         1,000
-----------------------------------------------------------------------------------------------
        Byeong Hwa Cho        711018-1068310              60,000           0.006         8,233
 -----------------------------------------------------------------------------------------------
         Kang Hak Lee         530320-1253611             230,769           0.023        31,667
 -----------------------------------------------------------------------------------------------
         Ouk Sim Kim          500401-2482218              15,000           0.002         2,058
 -----------------------------------------------------------------------------------------------
        Hee Chul Lee          621217-1519813              15,000           0.002         2,058
 -----------------------------------------------------------------------------------------------
        Jung Hwan Cho         480221-1481718              60,000           0.006         8,233
 -----------------------------------------------------------------------------------------------
        Hyung Jei Cho         741029-1011318              15,000           0.002         2,058
 -----------------------------------------------------------------------------------------------
         Dong Jun Lee         460312-1037511              40,000           0.004         5,489
 -----------------------------------------------------------------------------------------------
        Sang Hyuk Han         610621-1400921              40,000           0.004         5,489
 -----------------------------------------------------------------------------------------------

                                                  16



        Seung Chul Lee        620223-1095419              50,000           0.005         6,861
 -----------------------------------------------------------------------------------------------
         Yun Gon Kim          621224-1465230             562,247           0.056        77,153
 -----------------------------------------------------------------------------------------------
        Woo Yong Yoon         670417-1080112              25,000           0.003         3,431
 -----------------------------------------------------------------------------------------------
        Seung Heon Yoo        660315-1490027             135,000           0.014        18,525
 -----------------------------------------------------------------------------------------------
        Jae Sung Choi         591219-1474627              18,000           0.002         2,470
 -----------------------------------------------------------------------------------------------
            Total                                     10,000,000           1.000     1,235,000
 -----------------------------------------------------------------------------------------------



                                                  17
